Exhibit 24.02

POWER OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of Kabel Deutschland Verwaltungs GmbH, a German limited liability company being the sole general partner of Kabel Deutschland Vertrieb und Service GmbH & Co. KG, a German limited partnership, the latter which is filing a registration statement on Form F-4 with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the U.S. Securities Act of 1933, hereby constitute and appoint Paul Thomason, Nicholas J. Shaw and Christopher H. Haenschel, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments, to the registration statement, including a prospectus or an amended prospectus therein, and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

Managing director (“Geschäftsführer”) of Kabel Deutschland
/s/ Christof Wahl	Verwaltungs GmbH, the sole general partner of Kabel	April 25, 2006
Christof Wahl	Deutschland Vertrieb und Service GmbH & Co. KG
(Principal Executive Officer)

Managing director (“Geschäftsführer”) of Kabel Deutschland
/s/ Paul Thomason	Verwaltungs GmbH, the sole general partner of Kabel	April 25, 2006
Paul Thomason	Deutschland Vertrieb und Service GmbH & Co. KG
(Principal Financial Officer and Principal Accounting Officer)

/s/ Manuel Cubero del Castillo Olivares	Managing director (“Geschäftsführer”) of Kabel Deutschland	April 25, 2006
Dr. Manuel Cubero del Castillo Olivares	Verwaltungs GmbH, the sole general partner of Kabel Deutschland Vertrieb und Service GmbH & Co. KG

Managing director (“Geschäftsführer”) of Kabel Deutschland
/s/ Rainer Wittenberg	Verwaltungs GmbH, the sole general partner of Kabel	April 25, 2006
Rainer Wittenberg	Deutschland Vertrieb und Service GmbH & Co. KG

Managing director of Puglisi & Associates, Kabel Deutschland
/s/ Gregory F. Lavelle	Vertrieb und Service GmbH & Co. KG’s authorized	April 25, 2006
Gregory F. Lavelle	representative in the United States